Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS FISCAL 2022 FIRST-QUARTER FINANCIAL RESULTS;

REVISES DOWN FULL-YEAR GUIDANCE

--Company Announces Restructuring Plan Targeting $20 Million in Reduced Expenses,

To Consolidate Manufacturing Operations and Restructure the R&D Function--

•	Q1 Business and Financial Highlights:
•	Net Sales were $102 Million, Exceeding Expectations
•	Adjusted EBITDA was $10 Million
•	Cash Increased to More Than $105 Million at September 30
•	Durable Product Pipeline Updates:
▪	Generic Advair Diskus® ANDA Continues to Progress, FDA Provides Feedback
▪	Insulin Glargine IND Application On Track for December 2021 Submission

Philadelphia, PA – November 3, 2021 – Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2022 first quarter ended September 30, 2021.

“For the quarter, solid sales of several key products contributed to our better than expected topline,” said Tim Crew, chief executive officer of Lannett. “Our gross margin however, was lower than anticipated, largely due to increasing competitive pressure on our base portfolio and product mix. Our strong cash position at September 30, 2021 grew to more than $105 million from approximately $93 million at June 30, 2021.

“Our pipeline of large durable assets continues to progress. As previously stated, we believe all five disclosed products could be approved, or tentatively approved, by 2025, with the product closest to commercialization, generic ADVAIR DISKUS®, possibly launching next fiscal year, and the potentially transformational biosimilar Insulin Glargine currently expected to launch in fiscal year 2024.

“Recently, the FDA provided mid-cycle discipline review comments on the pending Abbreviated New Drug Application (ANDA) for our generic Advair Diskus product. We are working to address the FDA’s helpful comments and intend to respond to as many of the Agency’s requests as possible before the FDA due dates. We expect to receive additional comments from the FDA on the FDA-assigned goal date of January 31, 2022. As previously disclosed, we expect to have more than one review cycle for the ANDA. Regarding our biosimilar insulin glargine product, we remain on track for submitting the Investigational New Drug (IND) Application next month and commencing the pivotal trial around March 2022.

“Looking ahead, we have revised our guidance down to reflect, in part, the particularly competitive environment of our current base oral generics portfolio. Fortunately, our strategy has been to commercialize and further expand a pipeline of large durable assets, especially around our respiratory and insulin product franchises, on top of other efforts to add value to our business.

“In the interim, we will prioritize maintaining a healthy cash position, so that we have the operational runway to launch our near- and mid-term pipeline, and we have implemented a restructuring plan (discussed below) to address the expected decline in current fiscal year net sales.”

Restructuring, Cost Reduction Initiatives

Today, in light of the accelerated declines in the base business, the company also announced a restructuring plan approved by the board earlier this week. The restructuring retains core strategies, while further optimizing operations, improving efficiencies and reducing costs. Elements of the plan, which is expected to be completed in about 18 months, include:

•	consolidating the manufacturing footprint
o	transferring liquid drug production to the company’s main plant in Seymour, Indiana from its facility in Carmel, New York
o	closing the Carmel plant and pursuing its sale
•	restructuring the R&D function
o	reducing headcount and discontinuing future development programs targeting liquid generic medications
o	raising threshold requirements for other internally developed products and starting projects earlier, resulting in fewer but potentially larger market opportunity products
•	further product rationalization, over time, as the company has done in the past. This particular exercise primarily involves scaling back or phasing out some low margin OTC products, made at the Carmel site, and two very low margin prescription products

Overall, the current organizational workforce will be reduced by approximately 11%, and other existing and anticipated future vacancies will not be filled. Ultimately, the plan is expected to result in a leaner, more focused organization and generate cost savings of approximately $20 million, annually.

First Quarter Financial Results: Fiscal 2022 vs Fiscal 2021

GAAP basis:

•	Net sales were $101.5 million compared with $126.5 million
•	Gross profit was $16.5 million, or 16% of net sales, compared with $25.7 million, or 20% of net sales
•	Net loss was $22.3 million, or $0.56 per share, compared with $6.5 million, or $0.17 per share

Non-GAAP basis:

•	Net sales were $101.5 million compared with $126.5 million
•	Adjusted gross profit was $20.6 million, or 20% of net sales, compared with $34.4 million, or 27% of net sales
•	Adjusted interest expense increased to $12.8 million from $11.2 million
•	Adjusted net loss was $10.6 million, or $0.27 per share, versus adjusted net income of $2.2 million, or $0.06 per diluted share
•	Adjusted EBITDA for the fiscal 2022 first quarter was $10.0 million compared with $33.2 million for the prior-year first quarter

Guidance for Fiscal 2022

Based on its current outlook, the company revised guidance for fiscal year 2022, as follows:

	GAAP	Adjusted*
Net sales	$370 million to $400 million, down from $400 million to $440 million	$370 million to $400 million, down from $400 million to $440 million
Gross margin %	Approximately 15% to 17%, down from approximately 19% to 21%	Approximately 19% to 21%, down from approximately 23% to 25%
R&D expense	$25 million to $28 million, down from $26 million to $29 million	$25 million to $28 million, down from $26 million to $29 million
SG&A expense	$64 million to $67 million, down from $64 million to $68 million	$55 million to $58 million, down from $58 million to $61 million
Restructuring expense	$1.5 million to $2.5 million	$--
Interest and other	Approximately $58 million, unchanged	Approximately $52 million, unchanged
Effective tax rate	Approximately 0% to 5%, unchanged	Approximately 22% to 23%, up from 21% to 22%
Adjusted EBITDA	N/A	$22 million to $32 million, down from $40 million to $55 million
Capital expenditures	$10 million to $14 million, down from $12 million to $18 million	$10 million to $14 million, down from $12 million to $18 million

*A reconciliation of Adjusted amounts to most directly comparable GAAP amounts can be found in the attached financial tables.

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for its fiscal 2022 first quarter ended September 30, 2021. The conference call will be available to interested parties by dialing 888-771-4371 from the U.S. or Canada, or 847-585-4405 from international locations, passcode 50246855. The call will be broadcast via the Internet at www.lannett.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures

This news release contains references to Non-GAAP financial measures, including Adjusted EBITDA, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). Management uses these measures internally for evaluating its operating performance. The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. The Company also believes that including Adjusted EBITDA is appropriate to provide additional information to investors. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

Detailed reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included with this release.

Non-GAAP financial measures exclude, among others, the effects of (1) amortization of purchased intangibles and other purchase accounting entries, (2) restructuring expenses, (3) asset impairment charges, (4) non-cash interest expense, as well as (5) certain other items considered unusual or non-recurring in nature.

ADVAIR DISKUS® is a registered trademark of GlaxoSmithKline.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications – see financial schedule below for net sales by medical indication. For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Any such statements, including, but not limited to, successfully commercializing recently introduced products and launching and successfully commercializing additional products in fiscal 2022, the potential material impact of COVID-19 on future financial results, successfully reducing expenses as a result of the restructuring and achieving the financial metrics stated in the company’s revised guidance for fiscal 2022, whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including acquired products, and Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time. These forward-looking statements represent the company's judgment as of the date of this news release. The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	(Unaudited)
	September 30, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$105,321	$93,286
Accounts receivable, net	94,309	98,834
Inventories	112,637	109,545
Income taxes receivable	34,452	35,050
Assets held for sale	2,678	2,678
Other current assets	15,496	14,170
Total current assets	364,893	353,563
Property, plant and equipment, net	164,154	166,674
Intangible assets, net	135,338	137,835
Operating lease right-of-use asset	10,444	10,559
Other assets	16,039	15,106
TOTAL ASSETS	$690,868	$683,737

LIABILITIES
Current liabilities:
Accounts payable	$36,990	$29,585
Accrued expenses	19,771	13,077
Accrued payroll and payroll-related expenses	9,737	10,680
Rebates payable	25,825	19,025
Royalties payable	14,620	13,779
Current operating lease liabilities	2,049	2,045
Other current liabilities	3,285	2,278
Total current liabilities	112,277	90,469
Long-term debt, net	596,975	590,683
Long-term operating lease liabilities	10,800	11,047
Other liabilities	18,169	19,009
TOTAL LIABILITIES	738,221	711,208

STOCKHOLDERS' DEFICIT
Common stock ($0.001 par value, 100,000,000 shares authorized; 41,786,848 and 40,913,148 shares issued; 40,302,111 and 39,576,606 shares outstanding at September 30, 2021 and June 30, 2021, respectively)	42	41
Additional paid-in capital	358,361	355,239
Accumulated deficit	(387,108)	(364,766)
Accumulated other comprehensive loss	(524)	(548)
Treasury stock (1,484,737 and 1,336,542 shares at September 30, 2021 and June 30, 2021, respectively)	(18,124)	(17,437)
Total stockholders' deficit	(47,353)	(27,471)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$690,868	$683,737

LANNETT COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three months ended
	September 30,
	2021	2020
Net sales	$101,525	$126,479
Cost of sales	81,008	92,187
Amortization of intangibles	3,996	8,589
Gross profit	16,521	25,703
Operating expenses:
Research and development expenses	5,764	6,539
Selling, general and administrative expenses	18,905	15,136
Restructuring expenses	-	4,043
Total operating expenses	24,669	25,718
Operating loss	(8,148)	(15)
Other income (expense):
Investment income	34	45
Interest expense	(14,224)	(14,486)
Other	(62)	(23)
Total other expense	(14,252)	(14,464)
Loss before income tax	(22,400)	(14,479)
Income tax benefit	(58)	(7,980)
Net loss	$(22,342)	$(6,499)

Loss per common share (1):
Basic	$(0.56)	$(0.17)
Diluted	$(0.56)	$(0.17)

Weighted average common shares outstanding (1):
Basic	39,927,822	39,070,982
Diluted	39,927,822	39,070,982

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
(In thousands, except percentages, share and per share data)

Three months ended September 30, 2021
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Operating income (loss)	Other expense	Loss before income tax	Income tax benefit	Net loss	Diluted loss per share (h)
GAAP Reported	$101,525	$81,008	$3,996	$16,521	16%	$5,764	$18,905	$(8,148)	$(14,252)	$(22,400)	$(58)	$(22,342)	$(0.56)
Adjustments:
Amortization of intangibles (a)	-	-	(3,996)	3,996		-	-	3,996	-	3,996	-	3,996
Cody API business (b)	-	(33)	-	33		(6)	(13)	52	-	52	-	52
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	1,051	-	1,051	-	1,051
Distribution agreement renewal costs (d)	-	-	-	-		-	(219)	219	-	219	-	219
Non-cash interest (e)	-	-	-	-		-	-	-	1,439	1,439	-	1,439
Other (f)	-	-	-	-		-	(2,419)	2,419	-	2,419	-	2,419
Tax adjustments (g)	-	-	-	-		-	-	-	-	-	(2,574)	2,574

Non-GAAP Adjusted	$101,525	$80,975	$-	$20,550	20%	$5,758	$15,203	$(411)	$(12,813)	$(13,224)	$(2,632)	$(10,592)	$(0.27)

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude the consideration recorded to renew the Company's distribution agreement with Recro Gainesville LLC
(e)	To exclude non-cash interest expense associated with debt issuance costs
(f)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement
(g)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(h)	The weighted average share number for the three months ended September 30, 2021 is 39,927,822 for GAAP and non-GAAP loss per share calculations.

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
(In thousands, except percentages, share and per share data)

Three months ended September 30, 2020
	Net sales	Cost of sales	Amortization of intangibles	Gross Profit	Gross Margin %	R&D expenses	SG&A expenses	Restructuring expenses	Operating income (loss)	Other expense	Income (loss) before income tax	Income tax expense (benefit)	Net income (loss)	Diluted earnings (loss) per share (h)
GAAP Reported	$126,479	$92,187	$8,589	$25,703	20%	$6,539	$15,136	$4,043	$(15)	$(14,464)	$(14,479)	$(7,980)	$(6,499)	$(0.17)
Adjustments:
Amortization of intangibles (a)	-	-	(8,589)	8,589		-	-	-	8,589	-	8,589	-	8,589
Cody API business (b)	-	(74)	-	74		(2)	(427)	-	503	-	503	-	503
Depreciation on capitalized software costs (c)	-	-	-	-		-	(1,051)	-	1,051	-	1,051	-	1,051
Restructuring expenses (d)	-	-	-	-		-	-	(4,043)	4,043	-	4,043	-	4,043
Non-cash interest (e)	-	-	-	-		-	-	-	-	3,277	3,277	-	3,277
Other (f)	-	-	-	-		-	(951)	-	951	-	951	-	951
Tax adjustments (g)	-	-	-	-		-	-	-	-	-	-	9,669	(9,669)
Non-GAAP Adjusted	$126,479	$92,113	$-	$34,366	27%	$6,537	$12,707	$-	$15,122	$(11,187)	$3,935	$1,689	$2,246	$0.06

(a)	To exclude amortization of purchased intangible assets primarily related to the acquisition of KUPI
(b)	To exclude the operating results of the ceased Cody API business
(c)	To exclude depreciation on previously capitalized software integration costs associated with the KUPI acquisition
(d)	To exclude expenses associated with the 2020 Restructuring Plan
(e)	To exclude non-cash interest expense associated with debt issuance costs
(f)	To primarily exclude the reimbursement of legal costs associated with a distribution agreement
(g)	To exclude the tax effect of the pre-tax adjustments included above at applicable tax rates
(h)	The weighted average share number for the three months ended September 30, 2020 is 39,070,982 for GAAP and 40,717,506 for non-GAAP earnings (loss) per share calculations

LANNETT COMPANY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
($ in thousands)

Three months ended
September 30, 2021
Net loss	$(22,342)

Interest expense	14,224
Depreciation and amortization	9,585
Income tax benefit	(58)
EBITDA	1,409

Share-based compensation	3,018
Inventory write-down	2,839
Investment income	(34)
Other non-operating expense	62
Other (a)	2,690
Adjusted EBITDA (Non-GAAP)	$9,984

(a) To primarily exclude the reimbursement of legal costs associated with a distribution agreement

LANNETT COMPANY, INC.
RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
($ in millions)

Fiscal Year 2022 Guidance
Non-GAAP
	GAAP	Adjustments		Adjusted
Net sales	$370 - $400	-		$370 - $400
Gross margin percentage	approx. 15% to 17%	4%	(a)	approx. 19% to 21%
R&D expense	$25 - $28	-		$25 - $28
SG&A expense	$64 - $67	($9)	(b)	$55 - $58
Restructuring expense	$1.5 - $2.5	($1.5 - $2.5)	(c)	-
Interest and other	approx. $58	($6)	(d)	approx. $52
Effective tax rate	approx. 0% to 5%	-		approx. 22% to 23%
Adjusted EBITDA	N/A	N/A		$22 - $32
Capital expenditures	$10 - $14	-		$10 - $14

(a) The adjustment primarily reflects amortization of purchased intangible assets related to the acquisition of Kremers Urban Pharmaceuticals, Inc. ("KUPI")

(b) The adjustment primarily excludes depreciation on previously capitalized software integration costs associated with the KUPI acquisition and the reimbursement of legal costs associated with a distribution agreement

(c) To exclude expenses associated with the 2021 Restructuring Plan

(d) The adjustment primarily reflects non-cash interest expense associated with debt issuance costs

LANNETT COMPANY, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (UNAUDITED)
($ in millions)

	Fiscal Year 2022 Guidance
	Low	High
Net loss	$(93.0)	$(84.0)

Interest expense	58.0	58.0
Depreciation and amortization	36.5	39.5
Income taxes	-	(4.0)
EBITDA	1.5	9.5

Share-based compensation	9.0	9.0
Inventory write-down	7.0	8.0
Restructuring expenses (a)	1.5	2.5
Other (b)	3.0	3.0
Adjusted EBITDA (Non-GAAP)	$22.0	$32.0

(a) To exclude expenses associated with the 2021 Restructuring Plan

(b) Primarily relates to the reimbursement of legal costs associated with a distribution agreement

LANNETT COMPANY, INC.
NET SALES BY MEDICAL INDICATION

	Three months ended
($ in thousands)	September 30,
Medical Indication	2021	2020
Analgesic	$5,314	$3,120
Anti-Psychosis	3,715	13,028
Cardiovascular	14,100	19,714
Central Nervous System	22,785	22,525
Endocrinology	7,845	3,233
Gastrointestinal	15,240	17,100
Infectious Disease	12,515	21,932
Migraine	4,685	9,690
Respiratory/Allergy/Cough/Cold	3,114	1,426
Urinary	1,176	1,458
Other	9,176	7,634
Contract Manufacturing revenue	1,860	5,619
Net Sales	$101,525	$126,479